EXHIBIT 3


                             CERTIFICATE OF TRUST
                                      OF
                           PREMIER AUTO TRUST 1996-3


               THIS Certificate of Trust of Premier Auto Trust 1996-3 (the "Trust"), dated June 5, 1996, is being duly executed and filed by Chemical Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. section 3801 et seq.).


               1. Name: The name of the business trust formed hereby is Premier Auto Trust 1996-3


               2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.


               IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                             CHEMICAL BANK DELAWARE,
                             not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of June 5, 1996


                             By:     /s/ J. J. Cashin
                                 -----------------------
                             Name:  JOHN J. CASHIN
                             Title: SENIOR TRUST OFFICER